Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Investor Contact: Michael Russell, IR@sixflags.com
https://investors.sixflags.com	Media Contact: Kristin Fitzgerald, kristin.fitzgerald@sixflags.com

SIX FLAGS ANNOUNCES LEADERSHIP TRANSITIONS

•	Amy Martin Ziegenfuss and Christopher Bennett to be Appointed Chief Marketing Officer and Chief Legal and Compliance Officer, Respectively, Effective June 3, 2026

•	Brian Witherow to Step Down as Chief Financial Officer, Effective May 8, 2026; Dave Hoffman to Serve as Interim Finance Lead Until Successor is Named

CHARLOTTE, N.C. (May 7, 2026) — Six Flags Entertainment Corporation (NYSE: FUN) (“Six Flags” or the “Company”), North America’s largest regional amusement park operator, today announced several leadership updates designed to strengthen the Company’s commercial, marketing, legal and finance capabilities as it continues to advance its integration and value-creation priorities.

Amy Martin Ziegenfuss will join Six Flags as Chief Marketing Officer and Christopher Bennett will join as Chief Legal and Compliance Officer, each effective on June 3, 2026. Ziegenfuss will succeed Christian Dieckmann who departed the Company effective May 2, 2026. Bennett will succeed Brian Nurse who will depart the Company effective May 8, 2026.

In addition, Brian Witherow will step down as Chief Financial Officer, effective May 8, 2026. The Company has advanced its CFO succession process with several excellent candidates and will provide an update when the process underway is complete. Dave Hoffman, Six Flags’ Chief Accounting Officer, will serve as Interim Finance Lead during the transition.

Amy Martin Ziegenfuss is a senior marketing executive with deep experience across travel, hospitality and experiential consumer businesses. She will join Six Flags from Carnival Cruise Line, where she served as Chief Marketing Officer and modernized the company’s marketing organization through data-driven segmentation and measurement capabilities. Previously, she was SVP of Global Enterprise & Brand Marketing at Hilton, where she advanced enterprise-wide marketing strategy and brand consistency across the company’s global portfolio, contributing to a significant increase in bookings and more efficient media investments.

Christopher Bennett, a partner at the international law firm Dentons, has more than twenty-five years of legal experience in the hospitality and leisure industries. Bennett’s career includes 16 years leading the legal department of Interstate Hotels & Resorts, which was a NYSE public company for 12 years, where he was Chief Administrative Officer, General Counsel, and Secretary. Bennett was also General Counsel and Secretary of MeriStar Hospitality, a NYSE public hotel real estate investment trust. While at Interstate and MeriStar, Bennett managed more than $2 billion of public and private debt transactions, more than 30 US and international joint ventures, an IPO and numerous public and private M&A transactions. Throughout his career, Bennett has managed more than $5 billion in real estate transactions and negotiated hospitality transactions across more than 40 countries in 6 continents.

Given the central role that brand strength, consumer insights, digital engagement and targeted demand generation play in Six Flags’ long-term growth strategy, the Company is separating the responsibilities of the Chief Commercial Officer into two focused roles: Chief Marketing Officer and SVP, Commercial. Ziegenfuss will assume the responsibilities of Chief Marketing Officer, and Chris Meyering, current VP, Revenue Management at Six Flags, has been promoted to the role of SVP, Commercial, effective June 3, 2026. Meyering has served in various operations management roles at Six Flags since 2021. He joined Six Flags from The Walt Disney Company, where he served as Commercial Strategy Manager, Commercial Integration & Franchise Management.

“As we enter the next chapter for Six Flags, now is the right time to bring in new leadership with relevant skills and fresh perspectives to advance our key priorities,” said Six Flags President and CEO John Reilly. “Amy and Christopher are recognized leaders who bring considerable experience in marketing, hospitality, legal affairs, governance and complex consumer-facing businesses. Chris Meyering has helped successfully implement key commercial initiatives during his time at Six Flags, and we are confident he will continue to make valuable contributions in his new role. Their expertise will augment our leadership team’s capabilities as we continue to improve profitability, strengthen the Company’s balance sheet and focus resources on the highest-return opportunities across our irreplaceable portfolio.”

Six Flags Entertainment Corporation - 8701 Red Oak Boulevard, Charlotte, NC 28217 - Phone: 704.414.4700

Reilly continued, “Marketing is central to how we attract guests, deepen engagement, grow season pass and membership participation and build stronger relationships with consumers across our parks. Amy’s experience leading data-driven marketing organizations at major travel and hospitality brands is highly relevant to Six Flags as we sharpen our commercial strategy and build on the momentum underway entering the 2026 summer season.”

“I also want to thank Brian Witherow, Christian Dieckmann and Brian Nurse for their service and many contributions to Six Flags. They played key roles in helping the Company navigate a transformative period following the merger with Cedar Fair, and we wish them the best in their next chapters,” Reilly concluded.

First Quarter 2026 Results

In a separate news release issued today, Six Flags announced its first quarter financial results for 2026. The Company’s earnings conference call will take place today, May 7, 2026, at 8:00 a.m. ET, and a live webcast of the call will be available on the Six Flags Investors website at https://investors.sixflags.com under the tabs Investor Information / Events & Presentations.

About Amy Martin Ziegenfuss

Amy Martin Ziegenfuss was most recently Chief Marketing Officer of Carnival Cruise Line, where she led the modernization of the company’s marketing organization and implemented data-driven strategies to strengthen customer engagement and insight. She previously served as SVP of Global Enterprise & Brand Marketing at Hilton, leading enterprise and brand portfolio marketing and supporting the launch of several new hotel brands. Earlier in her career, she held marketing roles at Choice Hotels International in the U.S. and Europe. She earned a B.A. in communications from Hood College and an MBA from George Washington University.

About Christopher Bennett

Christopher Bennett is currently a partner in Dentons’ Hospitality and Leisure practice, providing counsel to global and U.S.-focused hospitality brands, management companies, and hotel and resort owners and developers. Prior to Dentons, Bennett served as Chief Diversity & Inclusion Officer and Vice Chair of Eckert Seamans Cherin & Mellott’s hospitality and gaming group. He previously spent sixteen years at Interstate Hotels & Resorts, Inc., where he held a variety of roles, including Chief Administrative Officer, General Counsel and Secretary, overseeing all legal, human resources, international and public relations affairs. He is a Certified Public Accountant and earned a B.S. in accounting and finance from Virginia Tech and a JD from the University of Virginia.

Six Flags Entertainment Corporation - 8701 Red Oak Boulevard, Charlotte, NC 28217 - Phone: 704.414.4700

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation (NYSE: FUN) is North America’s largest regional amusement-resort operator with 21 amusement parks, 14 water parks and eight resort properties across 13 states in the U.S., Canada and Mexico. Focused on its purpose of making people happy, Six Flags provides fun, immersive and memorable experiences to millions of guests every year with world-class coasters, themed rides, thrilling water parks, resorts and a portfolio of beloved intellectual property such as Looney Tunes®, DC Comics® and PEANUTS®.

Forward-Looking Statements

Some of the statements contained in this news release that are not historical in nature are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements as to our expectations, beliefs, goals and strategies regarding the future. Words such as “anticipate,” “believe,” “create,” “expect,” “future,” “guidance,” “intend,” “plan,” “potential,” “seek,” “synergies,” “target,” “will,” “would,” similar expressions, and variations or negatives of these words identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These forward-looking statements may involve current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct, that our growth and operational strategies will achieve the target results. Important risks and uncertainties that may cause such a difference and could adversely affect attendance at our parks, our future financial performance, and/or our growth strategies, and could cause actual results to differ materially from our expectations or otherwise to fluctuate or decrease, include, but are not limited to: failure to realize the anticipated benefits of the Merger, including difficulty in integrating the businesses of legacy Six Flags and legacy Cedar Fair; failure to realize the expected amount and timing of cost savings and operating synergies related to the Merger; failure to realize the expected amount and timing of benefits related to the sale of parks and undeveloped land; adverse weather conditions; general economic, political and market conditions, including global trade; the impacts of pandemics or other public health crises,

Six Flags Entertainment Corporation - 8701 Red Oak Boulevard, Charlotte, NC 28217 - Phone: 704.414.4700

including the effects of government responses on people and economies; competition for consumer leisure time and spending or other changes in consumer behavior or sentiment for discretionary spending; unanticipated construction delays or increases in construction or supply costs; changes in capital investment plans and projects; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Company’s operations; the impact of any potential shareholder activism; failure to attract, motivate and retain qualified domestic and international employees and key personnel; legislative, regulatory and economic developments and changes in laws, regulations, and policies affecting the Company; acts of terrorism or outbreak or escalation of war, hostilities, civil unrest, and other political or security disturbances; and other risks and uncertainties we discuss under the heading “Risk Factors” within our Annual Report on Form 10-K and in the other filings we make from time to time with the Securities and Exchange Commission. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this document and are based on information currently and reasonably known to us. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after publication of this news release.

This news release and prior releases are available under the News tab at https://investors.sixflags.com

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Six Flags Entertainment Corporation - 8701 Red Oak Boulevard, Charlotte, NC 28217 - Phone: 704.414.4700